Exhibit 99.1

FGI INDUSTRIES ANNOUNCES SECOND QUARTER 2024 RESULTS

EAST HANOVER, N.J., August 7, 2024 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the second quarter 2024.

SECOND QUARTER 2024 HIGHLIGHTS

(As compared to the second quarter of 2023)

▪	Total revenue of $29.4 million, +0.6% y/y
▪	Gross profit of $9.0 million, +11.9% y/y
▪	Gross margin of 30.5%, +310 bps y/y
▪	Operating loss of ($0.5) million and net loss of ($0.0) million
▪	Adjusted operating loss of ($0.3) million
▪	Adjusted net income of $0.1 million

MANAGEMENT COMMENTARY

Dave Bruce, President and CEO of FGI, stated, “FGI reported total revenue of $29.4 million in the quarter, representing a year-over-year increase of 0.6%. Gross profit was $9.0 million, reflecting growth of 11.9% compared to the prior year. The gross margin improved to 30.5%, an increase of 310 basis points compared to the second quarter of 2023. The industry outlook remains relatively flat overall with our customers forecasting minimal growth in 2024. FGI’s second quarter revenue was largely unchanged compared to second quarter 2023 results due, in part, to our transition to SAP enterprise software and overseas logistics challenges. Our Sanitaryware and Bath Furniture revenue declined 8% and 16% year-over-year, respectively. We expect the delayed shipments to be completed in the second half of the year. Shower Systems revenue increased by 37% year-over-year as demand trends remain steady and sales of both existing and new products continue to drive organic growth. Our Covered Bridge custom cabinet segment showed strong growth, increasing 66% year over year.” Bruce continued, “Geographically, we remain optimistic about India and opened an office in India during the quarter. We are excited about our new product introductions and continue to invest in our brands and our future growth initiatives.”

Perry Lin, Chief Financial Officer of FGI, commented, “FGI ended the second quarter with total available liquidity of $17.4 million. Our operating expenses increased due to investing in future growth combined with the effects of inflation and an increase in freight rates. We expect operating expenses to decline sequentially in the second half of the year as certain expenses incurred in the first half will not recur in the second half of the year. We continue to carefully monitor freight costs. We believe the best use of our capital is for internal investment and this will remain our priority in the near term.”

SECOND QUARTER 2024 RESULTS

Revenue totaled $29.4 million during the second quarter of 2024, an increase of 0.6% compared to the prior-year period, driven by increased volume in Shower systems and a normalization of inventory levels.

●	Sanitaryware revenue was $17.3 million during the second quarter of 2024, down from $18.8 million in the prior-year period. The revenue decrease was impacted by the delayed shipments in the second quarter.

●	Bath Furniture revenue was $4.0 million during the second quarter of 2024, a decline from revenue of $4.8 million in the prior-year period. The bath furniture market continues to be impacted by macro headwinds and a trade-down to lower ticket products.

●	Shower Systems revenue was $5.9 million during the second quarter of 2024, up from $4.3 million last year. The revenue increase was driven by recently launched programs and orders from a broader customer base.

●	Other revenue, primarily from Kitchen Cabinets, was $2.1 million during the second quarter, up from $1.3 million in the prior year, driven by continued order momentum.

Gross profit was $9.0 million during the second quarter of 2024, an increase of 11.9% compared to last year, driven by growth in our higher margin products. Gross profit margin improved to 30.5% during the second quarter of 2024, up 310 basis points from the prior-year period.

Operating loss was ($0.5) million during the second quarter of 2024, down from $0.6 million in the prior-year period.  Operating loss during the second quarter of 2024 included non-recurring expenses of $0.1 million for business expansion expense and accruals for non-recurring IPO- related stock-based compensation.  Excluding these items, adjusted operating loss was ($0.3) million during the second quarter.  The decline in operating income was a result of an increase in personnel costs, marketing and promotion expenses, warehouse expenses, and operating expenses tied to growth initiatives, as the Company continues to invest in its BPC growth strategy. As a result, adjusted operating margin was (1.1%) during the second quarter, down from 2.4% in the same period last year.

The Company reported GAAP net loss ($0.0) million, or ($0.00) per diluted share during the second quarter of 2024, versus net income of $0.1 million, or $0.01 per diluted share, in the same period last year.  Net loss for the second quarter of 2024 included after-tax expenses of $0.1 million related to business expansion expense and accruals for non-recurring IPO- related stock-based compensation. Net loss for the second quarter of 2023 included after-tax expense of $0.1 million related to business expansion expense and non-recurring IPO- related compensation. Excluding these items, adjusted net income for the second quarter of 2024 was $0.1 million, or $0.01 per diluted share, versus adjusted net income of $0.2 million, or $0.02 per diluted share, for the same period last year.

FINANCIAL RESOURCES AND LIQUIDITY

As of June 30, 2024, the Company had $1.3 million of cash and cash equivalents, total debt of $9.7 million and $16.1 million of availability under its credit facilities net of letters of credit. Total liquidity was $17.4 million at June 30, 2024.

FINANCIAL GUIDANCE

The Company reiterates its fiscal 2024 guidance as follows:

•Total Revenue between $115 million and $128 million

•Total Adjusted Operating Income between $2.8 million and $3.8 million

•Total Adjusted Net Income between $1.2 million to $2.0 million

Guidance for adjusted operating income and adjusted net income is presented on an adjusted basis and excludes non-recurring items. All guidance is current as of the time provided and is subject to change.

SECOND QUARTER CONFERENCE CALL

FGI will conduct a conference call on Thursday, August 8 at 9:00 am Eastern Time to discuss the quarterly results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-800-717-1738
International Live:	1-646-307-1865

To listen to a replay of the teleconference, which will be available through August 22, 2024:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671 13727517
Conference ID:	1181834

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring expenses, including expenses related to COVID-19 protocols, non-recurring compensation expenses related to our IPO, and one-time anti-dumping penalty expenses. We define Adjusted Net Income as GAAP net income excluding the tax-effected impact of certain non-recurring expenses and income such as expenses related to COVID-19 protocols, unusual litigation fees and non-recurring compensation expenses related to our IPO. We define Adjusted Operating Margins as adjusted income from operations divided by revenue.

We use these non-GAAP measures, along with U.S. GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with U.S. GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under U.S. GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of full year 2024 Adjusted Operating Income and 2024 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the company’s planned product launches and new customer partnerships, the effect of supply chain disruptions and freight costs and estimates of customer de-stock and timing of market recoveries. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2023, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Jae Chung, VP Investor Relations

973-515-7190

investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	June 30, 2024	December 31, 2023
	USD	USD
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$1,307,092	$7,777,241
Accounts receivable, net	17,589,395	16,195,543
Inventories, net	12,804,781	9,923,852
Prepayments and other current assets	2,122,441	4,617,751
Prepayments and other receivables – related parties	13,681,107	7,600,283
Total current assets	47,504,816	46,114,670

PROPERTY AND EQUIPMENT, NET	2,897,079	1,910,491

OTHER ASSETS
Intangible assets	1,977,587	102,227
Operating lease right-of-use assets, net	13,974,220	15,203,576
Deferred tax assets, net	1,783,667	1,168,833
Other noncurrent assets	1,741,360	1,245,133
Total other assets	19,476,834	17,719,769
Total assets	$69,878,729	$65,744,930

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$9,692,200	$6,959,175
Accounts payable	17,310,270	14,524,607
Accounts payable – related parties	1,016,263	735,308
Income tax payable	—	189,119
Operating lease liabilities – current	1,732,944	1,595,998
Accrued expenses and other current liabilities	4,254,152	4,039,499
Total current liabilities	34,005,829	28,043,706

OTHER LIABILITIES
Operating lease liabilities – noncurrent	12,526,869	13,674,452
Total liabilities	46,532,698	41,718,158

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023)	—	—
Ordinary shares ($0.0001 par value, 200,000,000 shares authorized, 9,563,914 and 9,547,607 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	956	955
Additional paid-in capital	21,205,922	20,877,832
Retained earnings	4,164,900	4,413,524
Accumulated other comprehensive loss	(1,559,057)	(1,111,499)
FGI Industries Ltd. shareholders’ equity	23,812,721	24,180,812
Non-controlling interests	(466,690)	(154,040)
Total shareholders’ equity	23,346,031	24,026,772
Total liabilities and shareholders’ equity	$69,878,729	$65,744,930

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	USD	USD	USD	USD
REVENUE	$29,370,949	$29,189,913	$60,124,468	$56,352,179

COST OF REVENUE	20,407,647	21,179,511	42,747,683	41,139,619

GROSS PROFIT	8,963,302	8,010,402	17,376,785	15,212,560

OPERATING EXPENSES
Selling and distribution	6,260,847	4,800,518	12,391,733	9,511,607
General and administrative	2,622,020	2,252,503	4,904,878	4,394,748
Research and development	530,797	377,106	851,470	728,857
Total operating expenses	9,413,664	7,430,127	18,148,081	14,635,212

(LOSS) INCOME FROM OPERATIONS	(450,362)	580,275	(771,296)	577,348

OTHER INCOME (EXPENSES)
Interest income	4,113	4,047	4,667	5,422
Interest expense	(305,094)	(293,711)	(527,301)	(543,348)
Other income (expenses), net	429,513	(10,684)	456,530	(30,241)
Total other income (expenses), net	128,532	(300,348)	(66,104)	(568,167)

(LOSS) INCOME BEFORE INCOME TAXES	(321,830)	279,927	(837,400)	9,181

PROVISION FOR (BENEFIT OF) INCOME TAXES
Current	267,876	181,761	338,708	314,554
Deferred	(566,291)	9,685	(614,834)	(90,479)
Total provision for income taxes	(298,415)	191,446	(276,126)	224,075

NET (LOSS) INCOME	(23,415)	88,481	(561,274)	(214,894)
Less: net loss attributable to non-controlling shareholders	(186,979)	—	(312,650)	—
Net income (loss) attributable to FGI Industries Ltd. shareholders	163,564	88,481	(248,624)	(214,894)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(424,980)	4,897	(447,558)	24,996

COMPREHENSIVE (LOSS) INCOME	(448,395)	93,378	(1,008,832)	(189,898)
Less: comprehensive loss attributable to non-controlling shareholders	(186,979)	—	(312,650)	—
Comprehensive (loss) income attributable to FGI Industries Ltd. shareholders	$(261,416)	$93,378	$(696,182)	$(189,898)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic	9,564,779	9,500,000	9,566,433	9,500,000
Diluted	9,699,561	9,692,500	9,566,433	9,500,000

EARNINGS (LOSS) PER SHARE
Basic	$0.02	$0.01	$(0.03)	$(0.02)
Diluted	$0.02	$0.01	$(0.03)	$(0.02)

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2024	2023
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(561,274)	$(214,894)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	199,439	78,759
Amortization	1,265,425	766,856
Share-based compensation	328,090	272,556
Provision for credit losses	(6,523)	19,790
Provision for defective return	554,148	(316,132)
Foreign exchange transaction loss	(227,952)	23,214
Deferred income tax benefit	(614,835)	(90,261)
Changes in operating assets and liabilities
Accounts receivable	(1,941,477)	285,890
Inventories	(2,880,929)	3,458,238
Prepayments and other current assets	1,476,612	(1,084,906)
Prepayments and other receivables – related parties	(6,080,824)	(2,998,615)
Other noncurrent assets	(496,227)	262,563
Income taxes	(412,085)	109,111
Accounts payable	2,785,664	(1,912,180)
Accounts payable-related parties	280,955	1,218,657
Operating lease liabilities	(1,010,637)	(627,689)
Accrued expenses and other current liabilities	214,652	237,849
Net cash used in operating activities	(7,127,778)	(511,193)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,189,655)	(235,941)
Purchase of intangible assets	(669,764)	(496,262)
Net cash used in investing activities	(1,859,419)	(732,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayments of) revolving credit facility	2,733,024	(1,931,372)
Net cash provided by (used in) financing activities	2,733,024	(1,931,372)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	(215,976)	2,102

NET CHANGES IN CASH	(6,470,149)	(3,172,666)
CASH, BEGINNING OF PERIOD	7,777,241	10,067,428
CASH, END OF PERIOD	$1,307,092	$6,894,762

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(520,370)	$(544,026)
Cash paid during the period for income taxes	$(746,120)	$(205,075)

NON-CASH INVESTING AND FINANCING ACTIVITIES
New addition on Right-of-use assets	$—	$(7,616,898)
Acquisition of intangible asset partially through prior period advanced payment	$(1,241,664)	$—

Non-GAAP Measures

The following table reconciles Loss from Operations to Adjusted Operating (Loss) Income and Adjusted Operating Margins, as well as Net Loss to Adjusted Net Loss for the periods presented.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
(Loss) income from operations	$(450,362)	$580,275	$(771,296)	$577,348
Adjustments:
Non-recurring IPO-related stock-based compensation	59,719	59,719	119,438	119,438
IPO and arbitration legal fee	—	—	—	50,000
Business expansion expense	61,770	61,768	123,540	123,540
Adjusted (loss) income from operations	(328,873)	701,762	(528,318)	870,326
Revenue	$29,370,949	$29,189,913	$60,124,468	$56,352,179
Adjusted operating margins	(1.1)%	2.4%	(0.9)%	1.5%

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net (loss) income	$(23,415)	$88,481	$(561,274)	$(214,894)
Adjustments:
Non-recurring IPO-related stock-based compensation	59,719	59,719	119,438	119,438
IPO and arbitration legal fee	—	—	—	50,000
Business expansion expense	61,770	61,768	123,540	123,540
Total	98,074	209,968	(318,296)	78,084
Tax impact of adjustment at 18.9% effective rate	(22,961)	(22,961)	(45,923)	(55,373)
Adjusted net income (loss)	$75,113	$187,007	$(364,219)	$22,711